SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: February 27, 2009

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2009 Performance Plan

On February 27, 2009, Internet Capital Group, Inc.'s (the "Company's") Board of Directors (the "Board") established the Internet Capital Group 2009 Performance Plan (the "Performance Plan"). The Performance Plan sets forth specific business goals against which the Company's executive officers, employees and other service providers will be measured for purposes of awarding bonuses in respect of the Company's fiscal year ending December 31, 2009. Awards under the Performance Plan can range between zero percent (0%) and two hundred percent (200%) of an individual's target amount. For the Company's fiscal year ended December 31, 2009, the Company reduced the target bonus under the Performance Plan for each of its executive officers by thirty percent (30%).

The Company's 2009 goals include quantitative and qualitative goals. The relative weighting of each element of the Company-specific goals is described below.

Seventy percent (70%) of the bonus potential related to Company goals is tied to the accomplishment of quantitative goals. Realization of specified revenue goals for the Company's core partner companies accounts for twenty-five percent (25%) of the potential bonus award, and achievement of specified EBITDA performance goals for such companies accounts for thirty-five percent (35%) of the potential bonus award. Ten percent (10%) of the potential bonus award relates to the Company's deployment of capital and strategic monetizations.

Thirty percent (30%) of the potential bonus is tied to execution against the following qualitative goals: (1) improvement in communicating the value of the Company's underlying assets, (2) building the ICG brand, (3) expansion of the ICG platform, (4) performance and competency of partner company executives, (5) reaction to unforeseen market and business conditions and (6) overall execution of strategic initiatives.

Following the end of the Company's fiscal year, the Compensation Committee of the Board (the "Compensation Committee") will evaluate the Company's 2009 performance and determine the extent to which the 2009 Company goals and individual goals were achieved. Based upon this assessment, the Compensation Committee will award bonuses in accordance with the terms of the Performance Plan.

The foregoing description of the Performance Plan does not purport to be complete and is qualified in its entirety by reference to the actual text of the Performance Plan. A copy of the Performance Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 5.05.	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On February 27, 2009 the Company's Board amended and restated the Company's Corporate Code of Conduct (the "Code of Conduct"). The Code of Conduct was amended to (1) clarify the Company's policy regarding the disclosure and ethical handling of actual and apparent conflicts of interest, (2) require the prompt disclosure by the Company's senior financial officers to the Company's Audit Committee of the Board of any information regarding fraud, significant deficiencies in the Company's internal controls and material violation of laws or the Code of Conduct and (3) make certain minor changes to reflect the development of best corporate practices since the Company last amended the code. A copy of the Code of Conduct is attached hereto as Exhibit 10.2 and is incorporated by reference herein.
Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Internet Capital Group 2009 Performance Plan
10.2	Internet Capital Group Corporate Code of Conduct

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.
Date: March 4, 2009	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Internet Capital Group 2009 Performance Plan
10.2	Internet Capital Group Corporate Code of Conduct